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                                 EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference in Monarch Community Bancorp, Inc.'s Form 8-K of the consolidated financial statements of MSB Financial, Inc. as of June 30, 2003 and 2002 and the periods ended June 30, 2003, 2002 and 2001, contained in MSB Financial, Inc.'s Form 10-KSB filed on September 29, 2003 and of our report dated August 7, 2003 (except for Note 20 as to which the date is September 2, 2003).

                                /s/ Crowe Chizek and Company LLC

                                Crowe Chizek and Company LLC

Grand Rapids, Michigan
April 28, 2004